                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Filed by the registrant [X]
         Filed by a party other than the registrant  [ ]

Check the appropriate box:

         [X]  Preliminary proxy statement
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
         [ ]  Definitive proxy statement
         [ ]  Definitive additional materials
         [ ]  Soliciting material under Rule 14a-12

Name of Registrant as Specified in its Charter:

         Manufactured Home Communities, Inc.

Name of Person(s) Filing Proxy Statement if other than the Registrant:

         N/A

Payment of filing fee (check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1.   Title of each class of securities to which transaction applies:
         2.   Aggregate number of securities to which transaction applies:
         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         4.   Proposed maximum aggregate value of transaction:
         5.   Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1.   Amount previously paid:
         2.   Form, schedule or registration statement no.:
         3.   Filing party:
         4.   Date filed:

                      MANUFACTURED HOME COMMUNITIES, INC.
                      TWO NORTH RIVERSIDE PLAZA, SUITE 800
                            CHICAGO, ILLINOIS 60606

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 2003

                             ---------------------

     You are cordially invited to attend the 2003 Annual Meeting of Stockholders (the "Meeting") of MANUFACTURED HOME COMMUNITIES, INC., a Maryland corporation (the "Company"), to be held at One North Franklin Street, Third Floor, Chicago, Illinois, on Tuesday, May 13, 2003, at 10:00 a.m. Central time. At the Meeting, we will consider and take action on the following matters:

          (1) Election of three directors to the Company's Board of Directors (the "Board");

          (2) To approve an amendment to the Company's charter (the "Charter Amendment") to eliminate the current classification of the Board; and

          (3) Any other business as may properly come before the Meeting or any adjournment or postponement thereof.

     The Board recommends that you vote "for" each of the nominees for the Board and "for" the approval of the Charter Amendment.

     Only stockholders of record at the close of business on March 14, 2003 will be entitled to vote at the Meeting or any adjournment or postponement thereof.

     YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ Ellen Kelleher

                                          Ellen Kelleher
                                          Executive Vice President, General
                                          Counsel
                                          and Secretary

April   , 2003

                      MANUFACTURED HOME COMMUNITIES, INC.
                      TWO NORTH RIVERSIDE PLAZA, SUITE 800
                            CHICAGO, ILLINOIS 60606

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Manufactured Home Communities, Inc., a Maryland corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 13, 2003 (the "Meeting"), and any adjournment or postponement thereof. The Company will pay the cost of soliciting these proxies. The Company has retained the services of MacKenzie Partners, Inc. to solicit proxies and distribute materials to brokerage firms, banks, custodians and other institutional owners. The Company will pay MacKenzie Partners, Inc. a fee of approximately $7,500 for these services, plus expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. The Company may conduct further solicitation personally, by telephone or by facsimile through its employees, officers and directors, none of whom will receive additional compensation for assisting with the solicitation. Brokers and other nominees who held of record stock of the Company on March 14, 2003 (the "Record Date"), the record date for determining stockholders entitled to notice of and to vote at the Meeting, will be asked to contact the beneficial owners of the shares which they hold.

     This Proxy Statement and accompanying proxy are being mailed to
stockholders commencing on or about April   , 2003. The proxy, if properly
executed and returned, will be voted according to your instructions, but it may be revoked at any time before it is exercised by giving notice of revocation in writing to the Secretary of the Company, by voting in person at the Meeting or by submitting a subsequently dated proxy to the Secretary of the Company at or prior to the Meeting. The mere presence at the Meeting of a stockholder who has granted a proxy shall not itself revoke the proxy. Shares held in street name may be voted in person only if the stockholder obtains a signed proxy from the record holder giving the stockholder the right to vote.

                               2002 ANNUAL REPORT

     Stockholders are concurrently being furnished a copy of the Company's 2002 Annual Report (the "Annual Report") and of the Company's Annual Report on Form 10-K for the year ended December 31, 2002 (the "Form 10-K") as filed with the Securities and Exchange Commission (the "SEC"). Additional copies of the Annual Report and of the Form 10-K may be obtained by contacting Ellen Kelleher, Executive Vice President, General Counsel and Secretary of the Company, at Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606, 312-279-1400; copies will be furnished promptly at no additional expense.

                                     VOTING

     Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Meeting. On the Record Date, 22,258,447 shares of the Company's common stock, par value $.01 per share ("Common Stock"), were outstanding. Each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote upon each matter to be voted upon at the Meeting.

The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Meeting shall constitute a quorum. Shares represented by proxies that reflect abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The affirmative vote of a plurality of all votes cast at the Meeting, if a quorum is present, is sufficient to elect each nominated director to the Board. The approval of the proposal to amend the Company's charter (the "Charter Amendment") to eliminate the current classification of the Board (see Proposal No. 2 below) requires the affirmative vote of the holders of two-thirds of all the votes entitled to be cast on the proposal. An abstention as to any particular matter when passage requires the vote of a majority of the votes entitled to be cast at the Meeting, however, does not constitute a vote "for" or "against" and will be disregarded in calculating the votes cast as to such matter. "Broker non-votes" (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions. Abstentions and broker non-votes have the effect of votes against matters, such as the Charter Amendment, requiring the affirmative vote of the holders of two-thirds of all the votes entitled to be cast on such matters.

     If there is not a quorum at the Meeting, the stockholders entitled to vote at the Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Meeting until such time as there is a quorum. The Meeting may be reconvened without notice to the stockholders, other than an announcement at the prior adjournment of the Meeting, within 120 days after the Record Date, and a quorum must be present at such reconvened Meeting.

     If a proxy in the form enclosed is duly executed, dated and returned, and it has not been revoked in accordance with the instructions set forth therein, the shares of Common Stock represented thereby will be voted by Samuel Zell and Howard Walker, the Board's proxy agents for the Meeting, in accordance with the specifications made thereon by the stockholder. If no such specifications are made, such proxy will be voted (i) for the election of the three nominees for director to the Board, (ii) for the approval of the Charter Amendment and (iii) at the discretion of Mr. Zell and Mr. Walker with respect to such other business as may properly come before the Meeting or any adjournment or postponement thereof.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Board currently consists of ten members. However, two directors, Dr. Masotti and Mr. Torres, have resigned effective May 12, 2003, and a third director position currently held by Mr. Podjasek, whose term expires at the Meeting, will not be filled. In accordance with the Company's Bylaws, the Board has determined to reduce its size from ten members to seven members effective immediately after the Meeting. The Company's charter (the "Charter") currently provides that the Company's directors shall be divided into three classes as nearly equal in number as possible, with each class having a term of three years. The Board has nominated Donald S. Chisholm, Thomas E. Dobrowski and Howard Walker for election to serve as directors of the Company until the 2006 Annual Meeting of Stockholders and until their successors are duly elected and qualified. If the Charter Amendment is approved, the classified Board will be eliminated, the current term of each director in office as of the Meeting and each director elected at the Meeting will end at the 2004 Annual Meeting of Stockholders (the "2004 Meeting"), and all directors will, starting with the 2004 Meeting, be elected for one-year terms at each Annual Meeting of Stockholders. Biographical information for each of the nominees is set forth under the caption "Management."

     Each nominee has consented to be named in this Proxy Statement and to serve if elected. All nominees are currently directors. In the event that any nominee should become unable to serve as a director (which is not anticipated), the persons designated as representatives will cast votes for the remaining nominees and for such other person or persons as the Board may recommend.

     THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE. PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD SUCH VOTE OR TO THE CONTRARY ARE GIVEN.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the executive officers and directors of the Company as of the Record Date. If the Charter Amendment is approved, the terms of each director in office as of the Meeting and each director elected at the Meeting will end at the 2004 Meeting.

NAME                                   AGE                          POSITION
----                                   ---                          --------
Samuel Zell..........................  61    Chairman of the Board (term expires in 2005)
Howard Walker........................  63    Chief Executive Officer, Vice Chairman of the Board and
                                             Director (term expires in 2003)
Thomas P. Heneghan...................  39    President and Chief Operating Officer
Ellen Kelleher.......................  42    Executive Vice President, General Counsel and Secretary
John M. Zoeller......................  42    Executive Vice President, Chief Financial Officer and
                                             Treasurer
Donald S. Chisholm...................  68    Director (term expires in 2003)
Thomas E. Dobrowski..................  59    Director (term expires in 2003)
David A. Helfand.....................  38    Director (term expires in 2005)
Louis H. Masotti, Ph.D...............  68    Director (term expires in 2004)
John F. Podjasek, Jr.................  61    Director (term expires in 2003)
Sheli Z. Rosenberg...................  61    Director (term expires in 2004)
Michael A. Torres....................  42    Director (term expires in 2005)
Gary L. Waterman.....................  61    Director (term expires in 2004)

     The following is a biographical summary of the experience of the executive officers and directors of the Company. For information concerning membership as of the date of this Proxy Statement on committees of the Board, see "Committees of the Board; Meetings" below.

     Samuel Zell has been Chairman of the Board of the Company since March 1995 and was Chief Executive Officer of the Company from March 1995 to August 1996. Mr. Zell was Co-Chairman of the Board of the Company from its formation until March 1995. Mr. Zell was a director of Mobile Home Communities, Inc. ("MH Inc."), the former manager of the Company's manufactured home communities, from 1983 until its dissolution in 1993. Mr. Zell has been chairman of Equity Group Investments, L.L.C. ("EGI"), an investment company, since 1999, and, until December 1998, was chairman of the board of Equity Group Investments, Inc. ("EGI, Inc."), an investment company, for more than five years. Mr. Zell is chairman of the board of Anixter International Inc. ("Anixter"), a distributor of electrical and cable products; Capital Trust, Inc. ("Capital Trust"), a specialized finance company; Angelo and Maxie's, Inc., formerly known as Chart House Enterprises, Inc., an owner and operator of restaurants; and Danielson Holding Corporation, a holding company for insurance and marine transportation businesses. Since July 2002, Mr. Zell has been chief executive officer of Danielson Holding Corporation. Mr. Zell is chairman of the board of trustees of Equity Office Properties Trust ("Equity Office"), an equity real estate investment trust ("REIT") primarily focused on office buildings; and chairman of Equity Residential Properties Trust ("Equity Residential"), an equity REIT primarily focused on multifamily residential properties. Mr. Zell has been a director of Idine Rewards Network, Inc. ("Idine"), an administrator of loyalty based consumer reward programs, since July 2002, and has been its chairman since September 2002.

     Howard Walker has been a director of the Company since November 1997, and has been Chief Executive Officer of the Company since December 1997. Mr. Walker also has been Vice Chairman of the Board of the Company since May 2002. Mr. Walker was President of the Company from September 1997 to May 2000, and President of Realty Systems, Inc., an affiliate of the Company, from March 1995 to April 2000. Mr. Walker is also a member of the Company's management committee (the "Management Committee"), which was created in 1995 and is comprised of the Company's senior executive officers. Mr. Walker was a Vice President of the Company from January 1995 to March 1995.

     Thomas P. Heneghan has been President and Chief Operating Officer of the Company since May 2000. Mr. Heneghan is also a member of the Management Committee. Mr. Heneghan was Executive Vice President, Chief Financial Officer and Treasurer of the Company from April 1997 to May 2000, and Vice President, Chief Financial Officer and Treasurer of the Company from February 1995 to March 1997.

     Ellen Kelleher has been Executive Vice President and General Counsel of the Company since March 1997, and has been Secretary of the Company since May 2000. Ms. Kelleher is also a member of the Management Committee. Ms. Kelleher was Senior Vice President, General Counsel and Assistant Secretary of the Company from March 1994 to March 1997.

     John M. Zoeller has been Executive Vice President, Chief Financial Officer and Treasurer of the Company since May 2002. Mr. Zoeller was Vice President, Chief Financial Officer and Treasurer of the Company from May 2000 to May 2002. Mr. Zoeller is also a member of the Management Committee. From January 1999 to May 2000, Mr. Zoeller was a vice president of EGI. From January 1997 to December 1998, Mr. Zoeller was a vice president of EGI, Inc.

     Donald S. Chisholm has been a director of the Company since March 1993. Mr. Chisholm is president of Vernon Development Co., the developer of a 650-acre golf course community, and of Ann Arbor Associates Inc., a real estate development and management company, both for more than five years.

     Thomas E. Dobrowski has been a director of the Company since March 1993. Mr. Dobrowski has been the managing director of real estate and alternative investments of General Motors Investment Management Corporation since December 1994. Mr. Dobrowski is a director of Capital Trust. Mr. Dobrowski is also a trustee of Equity Office.

     David A. Helfand has been a director of the Company since May 1995. Mr. Helfand has been with Equity Office since July 1998, and serves as its chief investment officer. Mr. Helfand was a managing director of Equity International Properties, a division of EGI, Inc., from December 1997 to July 1998. Mr. Helfand was President of the Company from January 1995 to September 1997, and was Chief Executive Officer of the Company from August 1996 to December 1997. Mr. Helfand was Chief Financial Officer of the Company from December 1992 to February 1995, and Senior Vice President of the Company from March 1994 to January 1995.

     Louis H. Masotti, Ph.D., has been a director of the Company since March 1993. Dr. Masotti has been president of Louis H. Masotti, Ltd., a management, real estate and urban development consultancy, for more than five years. Dr. Masotti was professor of management and urban development and director of the program in real estate management for the Graduate School of Management of the University of California at Irvine from 1992 to 1998. Dr. Masotti is a professor emeritus of Northwestern University's Kellogg Graduate School of Management. Dr. Masotti has resigned as a director of the Company effective May 12, 2003, and his director position will not be filled.

     John F. Podjasek, Jr., has been a director of the Company since May 1994. Mr. Podjasek has been the Managing Director of the private equity group at WestLB Asset Management (USA) LLC since September 2000. Mr. Podjasek was the Managing Director and co-head of the Private Markets Group of Forstmann -- Leff International, Inc. from July 1997 to September 2000. Mr. Podjasek was retired from November 1995 to July 1997. Previously, Mr. Podjasek was employed by Allstate Insurance Company from 1966 to November 1995, most recently serving as vice president of venture capital and real estate. Mr. Podjasek will not stand for reelection at the Meeting, and his director position will not be filled.

     Sheli Z. Rosenberg has been a director of the Company since August 1996. During 2002, Mrs. Rosenberg was appointed the Lead Director of the Company. Since January 2000, Mrs. Rosenberg has been vice chairman of EGI. Mrs. Rosenberg was president of EGI, Inc. from November 1994 to December 1999, and was chief executive officer of EGI, Inc. from November 1994 to December 1998. Mrs. Rosenberg was a principal of the law firm of Rosenberg & Liebentritt from 1980 to September 1997. Mrs. Rosenberg is a director of CVS Corporation, an owner and operator of drug stores; Capital Trust; Cendant Corporation, a travel related, real estate related and direct marketing consumer and business services company; Idine; and Ventas, Inc., an owner of real estate in the health care field. Mrs. Rosenberg is a trustee of Equity Office and Equity Residential.

     Michael A. Torres has been a director of the Company since March 1993. Mr. Torres is the Chief Executive Officer and a principal of Lend Lease Rosen Real Estate Securities LLC ("Lend Lease Rosen"), an investment management firm. Mr. Torres joined Lend Lease Rosen in February 1995. Mr. Torres is a trustee of Lend Lease Funds, a family of mutual funds. Mr. Torres serves on the Board of Directors of the Robert Togo Foundation. Mr. Torres has resigned as a director of the Company effective May 12, 2003, and his director position will not be filled.

     Gary L. Waterman has been a director of the Company since March 1993. Since 1989, Mr. Waterman has been president of Waterman Limited, a real estate services and investment company that he founded. Mr. Waterman is a director and member of the Compensation Committee of Java Trading Company, a wholesale coffee roasting company.

COMMITTEES OF THE BOARD; MEETINGS

     Meetings: During the year ended December 31, 2002, the Board held four meetings and took eight actions by unanimous written consent. Each of the directors attended 75% or more of the total number of the meetings of the Board and of its committees on which he or she served.

     Executive Committee: The Executive Committee of the Board is composed of Messrs. Zell, Walker and Chisholm. The Executive Committee has the authority, within certain parameters set by the Board, to acquire, dispose of and finance investments for the Company (including the issuance of additional limited partnership interests of MHC Operating Limited Partnership ("OP Units")) and to execute contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Board except as prohibited by law. During the year ended December 31, 2002, the Executive Committee held no meetings and took three actions by unanimous written consent.

     Compensation Committee: The Compensation Committee of the Board is composed of Messrs. Chisholm, Masotti and Waterman and Mrs. Rosenberg. The Compensation Committee determines compensation for the Company's executive officers and exercises all powers of the Board in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee also has the authority to grant stock options, stock appreciation rights and restricted stock awards in accordance with the Company's 1992 Stock Option and Stock Award Plan, as amended and restated (the "Plan"), to the management of the Company and its subsidiaries, other employees and consultants. During the year ended December 31, 2002, the Compensation Committee held two meetings and took no actions by unanimous written consent.

     Audit Committee: The Audit Committee of the Board is composed of Messrs. Dobrowski and Torres and Mrs. Rosenberg. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the Company's independent public accountants the plans for and results of the audit engagement, approves professional services provided by the Company's independent public accountants, reviews the independence of the Company's independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the

Company's internal accounting controls. Each of the Audit Committee members is an "independent" director within the meaning of "independent" set forth in The New York Stock Exchange ("NYSE") listing standards. During the year ended December 31, 2002, the Audit Committee held five meetings and took one action by unanimous written consent.

                             EXECUTIVE COMPENSATION

     The following table shows information with respect to the annual compensation for services rendered to the Company for the fiscal years ended December 31, 2002, December 31, 2001 and December 31, 2000 by the Company's Chief Executive Officer and those persons who were, at December 31, 2002, the next three most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                LONG-TERM COMPENSATION
                                                                        AWARDS
                                               ANNUAL          -------------------------
                                            COMPENSATION        RESTRICTED    SECURITIES
                                         -------------------      COMMON      UNDERLYING    ALL OTHER
                                                      BONUS    STOCK AWARDS    OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR   SALARY($)   ($)(1)     ($)(2)(3)     GRANTED(#)      ($)(4)
---------------------------       ----   ---------   -------   ------------   ----------   ------------
Howard Walker...................  2002    500,000    223,897     697,888          0           10,000
  Chief Executive Officer,        2001    273,000    103,000      53,980          0            8,500
  Vice Chairman, Director         2000    262,650    175,000     604,750          0           10,200
  and Member of Management
  Committee(5)(6)
Thomas P. Heneghan..............  2002    270,000    175,000     560,700          0           10,000
  President, Chief Operating      2001    261,500    113,600           0          0            8,500
  Officer and Member of           2000    251,320    298,964     493,000          0           10,200
  Management Committee(6)
Ellen Kelleher..................  2002    252,000    195,910     490,613          0           10,000
  Executive Vice President,       2001    244,500    103,000           0          0            8,500
  General Counsel, Secretary      2000    234,840    275,000     431,375          0           10,174
  and Member of Management
  Committee(6)
John M. Zoeller.................  2002    252,000    194,946     490,613          0           10,000
  Executive Vice President,       2001    244,500    113,600     695,325          0            8,500
  Chief Financial Officer,        2000    147,227    198,964     431,375          0            8,819
  Treasurer and Member of
  Management Committee(6)(7)

---------------

(1) Actual payment of 2001 bonuses was made in 2002. Bonuses for 2000 and 2002 were paid in the year during which they were earned.

(2) The total number and value of shares of Common Stock ("Restricted Common Stock") awarded pursuant to restricted stock grants ("Restricted Common Stock Awards") in various years, pursuant to the plans and programs described below under "Compensation Committee Report on Executive Compensation", and held by each named executive officer as of December 31, 2002 were as follows:

                                                           NUMBER OF SHARES   VALUE($)
                                                           ----------------   ---------
    Howard Walker........................................       33,189          983,390
    Thomas P. Heneghan...................................       27,500          814,825
    Ellen Kelleher.......................................       21,813          646,319
    John M. Zoeller......................................       36,813        1,090,769

     All holders of Restricted Common Stock receive any dividends paid on such shares.

(3) The number of shares of Restricted Common Stock granted to each named executive officer effective January 4, 2002 pursuant to the 1997 Program, as described below under "Compensation Committee Report on Executive Compensation", was as follows (said award is subject to a vesting schedule, with 50% of the award vesting immediately; 25% vesting one year from the date of the award; and the remainder vesting two years from the date of the award):

    Howard Walker...............................................   20,250
    Thomas P. Heneghan..........................................   18,000
    Ellen Kelleher..............................................   15,750
    John M. Zoeller.............................................   15,750

     Note: The cumulative totals set forth in footnote 2 above include the portion of this award that had not vested as of December 31, 2002.

     No Restricted Common Stock was granted to executive officers in 2001, except as described in footnotes (5) and (7) below with respect to Messrs. Walker and Zoeller, respectively.

     The number of shares of Restricted Common Stock granted to each named executive officer in 2000 was as follows:

    Howard Walker...............................................   20,250
    Thomas P. Heneghan..........................................   18,000
    Ellen Kelleher..............................................   15,750
    John M. Zoeller.............................................   15,750

     The Restricted Common Stock Award granted to each named executive officer in 2000 was made in two separate grants, one on November 14, 2000 and the second on December 29, 2000. 50% of such Restricted Common Stock Award vested on December 29, 2000; 25% vested on December 29, 2001; and the remainder vested on December 29, 2002.

(4) Includes employer matching contributions and profit sharing contributions pursuant to The MHC Advantage Retirement Savings Plan.

(5) As a member of the Board, Mr. Walker received an award of 2,000 shares of Restricted Common Stock on May 9, 2000, on May 8, 2001, and on May 8, 2002. Each of these awards is subject to a vesting schedule, with one-third of the award vesting six months from the date of the award; one-third vesting one year from the date of the award; and the remainder vesting two years from the date of the award.

(6) Under the Company's MBO bonus plan, an officer who receives a management-by-objective ("MBO") bonus receives 50% of the MBO bonus in cash and 50% of the MBO bonus in the form of a stock award. The officer may request, subject to approval by the Compensation Committee, to receive any portion of the MBO bonus in the form of a stock award. To the extent that an officer receives up to 50% of the MBO bonus as a stock award, the stock award is calculated using the fair market value of a share of Common Stock as of the date the MBO bonus is paid or (for 2002) as of the date the MBO bonus is declared. If more than 50% of the MBO bonus is to be paid as a stock award, the additional stock award is calculated using the most recent purchase price for a share of Common Stock under the Company's Non-Qualified Employee Stock Purchase Plan ("ESPP") or the price that would be used under the ESPP for the offering period then in progress if the period ended the day the MBO bonus was paid, which is less than the fair market value of a share of Common Stock on the day the MBO bonus is paid. Bonus amounts reflected for certain of the named executive officers for each of the years indicated include the discount on shares of Common Stock with respect to elections they made to receive more than 50% of the MBO bonus as a stock award, as follows: (a) for 2000, Messrs. Heneghan and Zoeller; (b) for 2001, Messrs. Heneghan and Zoeller; and (c) for 2002, Messrs. Walker and Zoeller and Ms. Kelleher.

(7) Mr. Zoeller became an executive officer of the Company in May 2000 (the salary figure shown for Mr. Zoeller for 2000 is a pro rated amount). Effective January 1, 2001, Mr. Zoeller was awarded

    25,000 shares of Restricted Common Stock pursuant to the "1998 Program" described below under "Compensation Committee Report on Executive Compensation."

                       OPTION GRANTS IN LAST FISCAL YEAR

     There were no option grants in fiscal year 2002 to any of the executive officers named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF        VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS
                                    SHARES                       AT FY-END(#)         AT FY-END($)(1)
                                  ACQUIRED ON      VALUE         EXERCISABLE/           EXERCISABLE/
NAME                              EXERCISE(#)   REALIZED($)      UNEXERCISABLE         UNEXERCISABLE
----                              -----------   -----------   -------------------   --------------------
Howard Walker...................    25,000        347,530               0/0                    0/0
Thomas P. Heneghan..............         0              0          12,000/0              107,310/0
Ellen Kelleher..................    21,000        266,474               0/0                    0/0
John M. Zoeller.................         0              0           4,000/0               30,958/0

---------------

(1) Calculated by determining the difference between (a) $29.63, the per share value of the Company's Common Stock on December 31, 2002, the last trading day of the year, and (b) the exercise price of in-the-money options.

                             DIRECTOR COMPENSATION

     The Company paid each of its non-employee directors an annual fee of $30,000 in 2002. In addition, directors who serve on the Audit Committee, Executive Committee or Compensation Committee receive an additional $1,000 per annum for each committee on which they serve. Committee chairs receive an additional $500 per annum. Directors who are employees of the Company are not paid any directors' fees. The Company reimburses the directors for travel expenses incurred in connection with their activities on behalf of the Company. On the date of the first Board meeting after each Annual Meeting of Stockholders, each director then in office will receive at the director's election either an annual grant of options to purchase 10,000 shares of Common Stock at the then-current market price or an annual grant of 2,000 shares of Restricted Common Stock. In March 2003, Mr. Zell was awarded options to purchase 100,000 shares of Common Stock, which he elected to receive as 20,000 shares of Restricted Common Stock, for services rendered as Chairman of the Board during 2002, and Mrs. Rosenberg was awarded options to purchase 25,000 shares of Common Stock, which she elected to receive as 5,000 shares of Restricted Common Stock, for services rendered as Lead Director during 2002. One-third of the shares of Restricted Common Stock covered by these grants vests on each of December 31, 2003, December 31, 2004 and December 31, 2005.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     The Compensation Committee members for 2002 were Messrs. Chisholm, Masotti and Waterman and Mrs. Rosenberg. No Compensation Committee interlocking relationships existed in 2002. For a description of certain transactions with Board members or their affiliates, see "Certain Relationships and Related Transactions."

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee determines the compensation of the Company's executive officers, including those named in the Summary Compensation Table, and guides the Company's overall philosophy towards compensation of its employees. The Compensation Committee believes that the compensation of the Company's Chief Executive Officer and all of the Company's executive officers should be both competitive and based on individual and Company performance.

     The Company's compensation policy takes into account a review of local and national peer group salary surveys focusing primarily on the SNL Executive Compensation Review 2002 for REITs ("SNL Survey"). The SNL Survey contains detailed compensation and performance data on publicly traded REITs. The Compensation Committee believes the SNL Survey provides comparable salary data for the Company. The Compensation Committee believes that the Company's compensation levels compare favorably to the Company's peer groups described in the surveys and targets median to high compensation levels for the Company's executive officers. This is not the same peer group that is used in the Performance Graph on page 13.

     During the fiscal year ended December 31, 2002, there were three major components of executive compensation: base salary, bonuses and Restricted Common Stock Awards.

     The Compensation Committee believes that attracting and retaining highly qualified executives is accomplished by providing competitive base salaries and meaningful incentives, both short-term and long-term, intended to reward performance and retain experienced management. Benchmarks for determining base salary and bonus levels include targeted funds from operations ("FFO") levels, strength of the balance sheet and creation of stockholder value. Each performance measure carries equal weight.

     The Company's executive salary structure is reviewed annually by the Compensation Committee using the SNL Survey for guidance. In addition, the entire Company's salary structure is reviewed annually. Where salary information is unavailable for a particular position, other positions having similar responsibilities either within the Company or in companies of comparable size are used. Salary increases are based upon overall Company performance and upon each executive officer's (including the Chief Executive Officer's) performance and contribution to the Company's performance. Also, the Compensation Committee has deliberately kept base salaries at levels which may compare less favorably with comparable positions in other companies. This allows the Compensation Committee to reward executive officers' performance through bonuses and long-term incentives such as Restricted Common Stock Awards.

     Further short-term and mid-term incentives for executive officers are accomplished through the Company's MBO bonus plan. The MBO bonus plan involves the Company and the executive officer jointly setting goals for such executive officer at the beginning of each year.

     In 2002, the Company and the REIT industry encountered a challenging economic environment. Despite the poor economy, the Company's core business continued to deliver solid operating income growth. The Company successfully redeployed approximately $90 million of capital from all age communities in average growth markets to age qualified communities in Florida and Arizona that are more in line with the Company's long term strategic plan. The Company has maintained its balance sheet at an appropriate debt to equity level and has continued its efforts to obtain market rent levels that achieve an equitable balance between the expectations of residents and those of stockholders. In light of the foregoing, the Compensation Committee determined that the MBO bonuses should be paid to the executive officers of the Company. In determining the total MBO bonus for each executive officer, the Compensation Committee also considered the amount of other awards and benefits which were included in the total compensation of such executive officer.

     MBO bonuses, if paid, are paid to the executive officers of the Company 50% in cash and 50% in a stock award calculated using the fair market value of a share of Common Stock on the date the bonus is paid. The officer may request, subject to the Compensation Committee's approval, to receive more or less of the bonus in the form of a stock award. To the extent that the officer receives more than 50% of the MBO bonus as a stock award, the stock award is calculated using the most recent purchase price for a share of Common Stock under the ESPP or the price that would be used under the ESPP for the offering period then in progress if the period ended the day the MBO bonus was paid.

     To provide long-term incentives for executive officers and as a means to retain qualified executive officers, the Company has created performance and tenure-based Restricted Common Stock Award programs.

     In 1997, the Company implemented a five-year incentive program tied to increases in stockholder value (the "1997 Program"). Shares were awarded under the 1997 Program only if annual performance benchmarks (based upon increases in share price plus distributions to stockholders) were achieved. Shares awarded were then subject to a vesting schedule (50% immediately and 25%, respectively, on the next two anniversaries of the award). Executive officers received awards under the 1997 Program in 1997 and 2000. In addition, effective January 4, 2002, executive officers received awards under the 1997 Program as follows: Mr. Walker was awarded 20,250 shares; Mr. Heneghan was awarded 18,000 shares; and Ms. Kelleher and Mr. Zoeller were each awarded 15,750 shares.

     In 1998, the Company implemented an incentive program tied to achieving targeted levels of FFO per share through 2003 (the "1998 Program"). On November 24, 1998, Restricted Common Stock Awards were granted to executive officers and other members of senior management under the 1998 Program. In 1999 and 2001, awards were made under the 1998 Program to certain additional members of senior management (excluding executive officers who had received awards in 1998). Any Restricted Common Stock awarded under the 1998 Program will vest over a five-year period, with lapsing of restrictions tied to achieving targeted levels of FFO per share. Vesting with respect to 80% of the Restricted Common Stock awarded under the 1998 Program had occurred as of December 31, 2002.

     In December 2001, the Compensation Committee created the 2004 Long Term Restricted Stock Plan (the "2004 Program"), which provides for shares of Restricted Common Stock to be granted on January 5, 2004 to individuals who are employed by the Company on November 15, 2001 and on January 5, 2004 and who hold the respective titles of Chief Executive Officer, Chief Operating Officer, General Counsel and Chief Financial Officer, as well as certain other titles on such grant date. Any shares granted on January 5, 2004 would be subject to a further three year vesting schedule, with one-third vesting December 10, 2004, one-third vesting December 10, 2005 and one-third vesting December 10, 2006, with vesting based solely on an individual's tenure in such titled positions. These shares have not been issued and there can be no assurance that any person listed in the Summary Compensation Table would be eligible for a grant of shares under the 2004 Program. Mr. Walker will not be eligible for the 2004 Program. In lieu of the 2004 Program for Mr. Walker and in order to provide for an orderly transition of senior management, Mr. Walker received an employment contract ending May 17, 2004 providing for an annual base salary of $500,000 and annual bonus range not to exceed $250,000.

     To encourage Mr. Walker to remain employed by the Company, the Company has entered into a deferred compensation agreement with Mr. Walker. The agreement, entered into in December 2000, provides Mr. Walker with a salary benefit commencing May 17, 2004. Pursuant to the agreement, commencing on such date Mr. Walker will receive an annual deferred compensation payment in the amount of $200,000 for a ten year period. The Company has purchased an annuity for approximately $1,200,000 to fund its future obligations under the agreement. The annuity is held by a trust for the benefit of Mr. Walker and is subject to the claims of creditors of the Company.

     In 2002, the Compensation Committee did not implement any new programs, and the only shares awarded to management in 2002 were awarded under the 1997 Program as described above as a result of attainment of the performance benchmarks contained in the 1997 Program.

     The vesting of Restricted Common Stock Awards is subject to acceleration in the case of death, disability and involuntary termination not for cause or change of control of the Company. The Compensation Committee recognizes that the interests of stockholders are best served by giving key employees the opportunity to participate in the appreciation of the Company's Common Stock.

     No options were granted to employees or officers of the Company during 2002.

     The Compensation Committee believes that the compensation program properly rewards the Company's officers for achieving improvements in the Company's performance and serving the interests of its stockholders.

     The Company may or may not structure compensation arrangements to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                                          Respectfully submitted,

                                          Donald S. Chisholm, Chairman
                                          Louis H. Masotti, Ph.D.
                                          Sheli Z. Rosenberg
                                          Gary L. Waterman

                             AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Audit Committee is governed by a written charter approved by the Board. In accordance with this charter, the Audit Committee oversees the accounting, auditing and financial reporting practices of the Company. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the Company's independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) and the accountants' independence from the Company and management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of non-audit services provided to the Company by the independent accountants with the accountants' independence.

     The Audit Committee discussed with the Company's independent accountants the overall scope and plans for their audit. The Audit Committee met with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Form 10-K for filing with the SEC.

                                          Respectfully submitted,

                                          Michael A. Torres, Chairman
                                          Thomas E. Dobrowski
                                          Sheli Z. Rosenberg

AUDIT FEES

     The aggregate fees billed (or expected to be billed) for professional services rendered by the independent accountants for the audit of the Company's financial statements for fiscal year 2002 and the reviews by the independent accountants of the financial statements included in the Company's Forms 10-Q for fiscal year 2002 were $175,000.

ALL OTHER FEES

     There were no fees billed for professional services rendered by the independent accountants for any financial systems design and implementation in fiscal year 2002. The aggregate fees billed (or expected to be billed) for services rendered by the independent accountants to the Company and not otherwise described under "Audit Fees" for fiscal year 2002 were $84,000.

     The Audit Committee has determined that the independent accountants' provision of the non-audit services described above is compatible with maintaining the independent accountants' independence.

                               PERFORMANCE GRAPH

     The following performance graph compares total stockholders' return on the Common Stock since December 31, 1997 with the Standard and Poors ("S&P") 500 Stock Index and the index of equity REITs prepared by the National Association of Real Estate Investment Trusts ("NAREIT"). The Common Stock price performance graph assumes that an investment of $100 was made on December 31, 1997 in the Common Stock and in each of the two indexes and further assumes the reinvestment of all dividends. Equity REITs are defined as those REITs which derive more than 75% of their income from equity investments in real estate assets. The NAREIT equity index includes all tax qualified REITs listed on the NYSE, the American Stock Exchange or the NASDAQ Stock Market. Common Stock price performance presented for the period from December 31, 1997 through December 31, 2002 is not necessarily indicative of future results.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100
                               DECEMBER 31, 2002

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------------------------------------
                                          1997        1998        1999        2000        2001        2002
--------------------------------------------------------------------------------------------------------------
 Company                    Return %                   -1.69        3.31       27.37       14.36        0.65
                        Cumulative $     $100.00     $120.49     $124.48     $158.55     $181.32     $148.90
 S&P 500                    Return %                   28.58       21.05       -9.10      -11.88      -22.10
                        Cumulative $     $100.00     $171.47     $207.56     $188.66     $166.24     $ 97.11
 NAREIT Equity              Return %                  -17.50       -4.62       26.37       13.89        3.81
                        Cumulative $     $100.00     $ 99.21     $ 94.63     $119.58     $136.19     $117.57

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of the Record Date (except as noted), with respect to each person who is known by the Company's management to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL    PERCENT
NAME AND BUSINESS ADDRESS OF BENEFICIAL OWNER                 OWNERSHIP(1)   OF CLASS
---------------------------------------------                 ------------   --------
Samuel Zell and entities controlled by Samuel Zell and
  Ann Lurie and entities controlled by Ann Lurie(2).........     3,495,032    15.7%
  Two North Riverside Plaza
  Chicago, Illinois 60606
General Motors Employes Global Group Pension Trust(3).......     2,271,198    10.2%
  c/o General Motors Investment
  Management Corporation
  767 Fifth Avenue
  New York, New York 10153
Morgan Stanley(4)...........................................     1,822,498     8.2%
  1585 Broadway
  New York, New York 10036
FMR Corp (5)................................................     1,245,655     5.6%
  82 Devonshire Street
  Boston, Massachusetts 02109

---------------

(1) MHC Operating Limited Partnership (the "Operating Partnership") is the entity through which the Company conducts substantially all of its operations. The limited partners of the Operating Partnership own units of limited partnership interest ("OP Units") which are convertible into an equivalent number of shares of Common Stock. In accordance with SEC regulations governing the determination of beneficial ownership of securities, the percentage of Common Stock beneficially owned by a person assumes that all OP Units held by the person are exchanged for Common Stock, that none of the OP Units held by other persons are so exchanged, that all options exercisable within 60 days of the Record Date to acquire Common Stock held by the person are exercised and that no options to acquire Common Stock held by other persons are exercised.

(2) Includes Common Stock, OP Units which are exchangeable for Common Stock, and options to purchase Common Stock which are currently exercisable or exercisable within 60 days of the Record Date owned as follows:

                                                        COMMON
                                                         STOCK    OP UNITS    OPTIONS
                                                        -------   ---------   -------
    Samuel Zell.......................................  45,446           --   566,665
    Samuel Zell Revocable Trust.......................  10,551           --        --
    Samstock/SZRT, L.L.C. ............................  294,133      13,641        --
    Samstock/ZGPI, L.L.C. ............................   6,003           --        --
    Samstock, L.L.C. .................................  346,000     601,665        --
    Samstock/ZFT, L.L.C. .............................   8,887      187,278        --
    Samstock/Alpha, L.L.C. ...........................   8,887           --        --
    EGI Holdings, Inc. ...............................      --      579,873        --
    Donald S. Chisholm Trust..........................   7,000           --        --
    Anda Partnership..................................      --      233,694        --
    LFT Partnership...................................      --        5,436        --
    EGIL Investments, Inc.............................      --      579,873        --
    TOTALS:...........................................  726,907   2,201,460   566,665
                                                        =======   =========   =======

     Mr. Zell disclaims beneficial ownership of 7,000 shares of Common Stock and 819,003 OP Units because the economic benefits with respect to such shares of Common Stock and OP Units are attributable to other persons. EGIL Investments, Inc. ("EGIL") has beneficial ownership of 579,873 OP Units. Under a stockholders' agreement dated December 31, 1999 among certain Zell family trusts and certain Lurie family trusts, (a) the Zell trusts have the power to vote and to dispose of the OP Units beneficially owned by EGI Holdings, Inc. ("EGI Holdings") and (b) the Lurie trusts have the power to vote and to dispose of the OP Units beneficially owned by EGIL. Chai Trust Company L.L.C., shares the power to vote or to direct the vote and shares the power to dispose or to direct the disposition of 2,318,466 shares of Common Stock the ownership of which is disclosed with respect to Samstock/ZGPI, L.L.C., Samstock, L.L.C., Samstock/ZFT, L.L.C., Samstock/Alpha, L.L.C., EGI Holdings and EGIL. In addition, Ann Lurie and Mark Slezak each share the power to vote or to direct the vote and share the power to dispose or to direct the disposition of 1,393,440 shares of Common Stock the ownership of which is disclosed with respect to EGI Holdings, EGIL and Anda Partnership, and Ann Lurie shares the power to vote or to direct the vote and shares the power to dispose or to direct the disposition of 5,436 shares of Common Stock the ownership of which is disclosed with respect to LFT Partnership.

(3) The shares of Common Stock reported herein are held of record by State Street Bank & Trust Company, acting as trustee (the "Trustee") for the General Motors Employes Global Group Pension Trust (the "GM Trust Fund"), a trust formed under and for the benefit of certain employee benefit plans of General Motors Corporation ("GM") and its subsidiaries and a former GM affiliate and its subsidiaries. These shares may be deemed to be owned beneficially by General Motors Investment Management Corporation ("GMIMCo"), a wholly owned subsidiary of GM. GMIMCo's principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM and its subsidiaries and former affiliates. The Trustee may vote and dispose of the shares held by the GM Trust Fund only pursuant to the direction of GMIMCo personnel, and accordingly beneficial ownership of the shares by the Trustee is disclaimed.

(4) Pursuant to a Schedule 13G/A filed with the SEC for calendar year 2002, Morgan Stanley and its wholly-owned subsidiary, Morgan Stanley Dean Witter Investment Management Inc. ("Morgan Stanley, Inc."), are the beneficial owners of 1,822,489 and 1,609,594 shares of Common Stock, respectively, through accounts managed by them on a discretionary basis. Morgan Stanley has shared voting power over 1,529,295 shares of Common Stock and shared dispositive power over 1,822,498 shares of Common Stock. Morgan Stanley, Inc.
     has shared voting power over 1,316,400 shares of Common Stock and shared dispositive power over 1,609,594 shares of Common Stock.

(5) Pursuant to a Schedule 13G/A filed with the SEC for calendar year 2002, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. ("FMR") and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 ("Investment Act"), is the beneficial owner of 1,178,100 shares of Common Stock as a result of acting as investment advisor to various investment companies under the Investment Act. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR, is the beneficial owner of 76,500 shares of Common Stock as a result of serving as investment manager of institutional accounts. Geode Capital Management, LLC, an investment advisor registered under Section 203 of the Investment Act owned by certain shareholders and employees of FMR, beneficially owns 55 shares of Common Stock.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of the Record Date, certain information with respect to the Common Stock that may be deemed to be beneficially owned by each director of the Company, by the four executive officers named in the Summary Compensation Table and by all such executive officers and directors as a group. The address for each of the executive officers and directors is c/o Manufactured Home Communities, Inc., Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with his or her spouse, with respect to the shares set forth in the following table.

                                         SHARES OF    SHARES UPON
                                           COMMON     EXERCISE OF               PERCENTAGE
NAME OF BENEFICIAL HOLDER                 STOCK(1)    OPTIONS(2)      TOTAL     OF CLASS(3)
-------------------------                ----------   -----------   ---------   -----------
Donald S. Chisholm(4)..................      64,339       30,000       94,339         *
Thomas E. Dobrowski(5).................          --       46,666       46,666         *
David A. Helfand.......................     127,834       76,000      203,834         *
Thomas P. Heneghan.....................     286,995       12,000      298,995       1.3%
Ellen Kelleher.........................     245,433           --      245,433       1.1%
Louis H. Masotti.......................      17,020           --       17,020         *
John F. Podjasek, Jr...................      15,768       70,000       85,768         *
Sheli Z. Rosenberg(6)..................     108,587      143,999      252,586       1.1%
Michael A. Torres......................      17,712       50,000       67,712         *
Howard Walker..........................     229,810                   229,810       1.0%
Gary L. Waterman.......................      49,654       30,000       79,654         *
Samuel Zell(4)(7)......................   2,928,367      566,665    3,495,032      15.7%
John M. Zoeller........................      88,981        4,000       92,981         *
All directors and executive officers as
  a group (13 persons) including the
  above-named persons..................   4,180,500    1,029,330    5,209,830      23.4%
                                         ==========   ==========    =========      ====

---------------

 *  Less than 1%

(1) The shares of Common Stock beneficially owned includes OP Units that can be exchanged for an equivalent number of shares of Common Stock.

(2) The amounts shown in this column reflect shares of Common Stock subject to options which are currently exercisable or exercisable within 60 days of the Record Date.

(3) In accordance with SEC regulations governing the determination of beneficial ownership of securities, the percentage of Common Stock beneficially owned by a person assumes that all OP Units held by the person are exchanged for Common Stock, that none of the OP Units held by other persons are so exchanged, that all options exercisable within 60 days of the Record Date to acquire Common Stock held by the person are exercised and that no options to acquire Common Stock held by other persons are exercised.

(4) Includes 7,000 shares of Common Stock owned by the Donald S. Chisholm Trust (the "Chisholm Trust"), Samuel Zell, Trustee. Under SEC regulations, Mr. Zell may be deemed to be the beneficial owner of all the shares which are beneficially owned by the Chisholm Trust. Mr. Zell disclaims beneficial ownership of the shares owned by the Chisholm Trust.

(5) The securities of the Company of which Mr. Dobrowski is named as beneficial holder in the foregoing table are held by Mr. Dobrowski as nominee for certain pension trusts. Accordingly, he has no personal interest in such securities.

(6) Includes 11,530 OP Units beneficially owned by Mrs. Rosenberg which are exchangeable into 11,530 shares of Common Stock. Also includes 15,786 shares of Common Stock beneficially owned by Mrs. Rosenberg's spouse, as to which Mrs. Rosenberg disclaims beneficial ownership.

(7) Mr. Zell disclaims beneficial ownership of 7,000 shares of Common Stock and 819,003 OP Units included above because the economic benefits with respect to such shares of Common Stock and OP Units are attributable to other persons. See "Security Ownership of Certain Beneficial Owners."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company occupies office space owned by an affiliate of EGI, an entity controlled by Mr. Zell, at Two North Riverside Plaza, Chicago, Illinois 60606. In addition, pursuant to an administrative services agreement, EGI or certain of its affiliates provide the Company and its subsidiaries with certain administrative, office facility and other services with respect to certain aspects of the Company's business, including, but not limited to, administrative support and other services. Amounts incurred for these services totaled approximately $1,000 for the year ended December 31, 2002. There were no significant amounts due to these affiliates at December 31, 2002. Certain related entities, owned by persons affiliated with Mr. Zell, provided investor relations services and office space to the Company and its subsidiaries during 2002. Amounts incurred for these services totaled approximately $719,000 for the year ended December 31, 2002. The amount due to these affiliates at December 31, 2002 was $52,000.

     The independent members of the Board have reviewed and approved the rates charged by EGI and its affiliates in connection with the lease of the Company's office space. Additionally, the budget for services rendered to the Company and its subsidiaries by EGI and its affiliates is submitted to, reviewed and approved by the Audit Committee.

     On January 1, 2002, the Company purchased all of the common stock of Realty Systems, Inc. ("RSI"). The Company previously owned the non-voting preferred stock of RSI and had notes receivable from RSI which were recorded as an investment in an affiliate. The Company purchased the common stock of RSI from EGI, which is controlled by Mr. Zell, for approximately $675,000.

     The executive officers listed below are indebted to the Company as a result of purchasing Common Stock from the Company. The loans accrue interest, payable quarterly in arrears, at the applicable Federal rate, as defined in the Code, in effect at the time the loans were made. The loans are recourse to the respective individuals; are collateralized by a pledge of the shares of Common Stock purchased; and are due and payable upon the first to occur of the employee leaving the Company or

January 2, 2006. All dividends paid on pledged shares in excess of the then marginal tax rate are used to pay interest and principal on the loans:

                                       LARGEST AGGREGATE      BALANCE AS OF
NAME                                  AMOUNT OWED IN 2002   DECEMBER 31, 2002   INTEREST RATE
----                                  -------------------   -----------------   -------------
Howard Walker.......................       $901,420                    0            5.91%
Thomas P. Heneghan..................       $829,217             $803,692            5.91%
Ellen Kelleher......................       $745,427             $672,749            5.91%

                                 PROPOSAL NO. 2

                TO APPROVE AN AMENDMENT TO THE COMPANY'S CHARTER
              TO ELIMINATE THE CURRENT CLASSIFICATION OF THE BOARD

     The Board has determined that the Charter should be amended to eliminate the current classification of the Board and to provide for the annual election of all directors, has declared such amendment to be advisable and has unanimously resolved to recommend such amendment to the stockholders. If the proposed amendment is approved, the classified Board will be eliminated, the current term of office of each director in office as of the Meeting and each director elected at the Meeting will end at the 2004 Meeting and all directors will thereafter be elected for one-year terms at each Annual Meeting of Stockholders.

     Pursuant to the Charter as currently in effect, the Board is divided into three classes with staggered three-year terms, and one class of directors is elected at each Annual Meeting of Stockholders. The proposed Charter Amendment would eliminate the three classes with their staggered three-year terms, as described below, and provide for the annual election of all directors.

     Proponents of classified boards of directors believe that a classified board helps the board of directors maintain a greater continuity of experience because the majority of directors at any given time will have experience with the business affairs and operations of the corporation. This continuity may assist the corporation in long-term strategic planning. Additionally, proponents argue that a classified board reduces the possibility of a sudden change in control of the board of directors.

     The Board believes that it is in the best interests of the Company and its stockholders to eliminate the classified Board, thereby permitting the Company's stockholders to elect all members of the Board annually. The Board believes that this will promote greater accountability of each director to all stockholders and will allow the Company's stockholders an opportunity annually to register their views on the collective performance of the Board and the performance of each director individually. In addition, the Board believes that, in general, boards that are not classified are perceived by the investment community more positively than classified boards. The proposal to eliminate the classification of the Board is neither the result of any effort to unseat incumbent directors nor the result of any effort by any person to take control of the Board.

     Section 1 of Article VI of the current Charter provides that the directors shall be divided into three classes, as nearly equal in number as possible, with a term of three years each, and with the term of office of one class expiring each year. If the proposed Charter Amendment is approved, Section 1 of Article VI of the Charter would be deleted and replaced with the following:

          SECTION 1. NUMBER AND TERM. The number of directors constituting the entire Board of Directors shall be established in the manner provided in the Bylaws of the Corporation; provided, however, that (a) if there is stock outstanding and so long as there are three or more stockholders, the number of directors shall never be less than three and (b) if there is stock outstanding and so long as there are less than three stockholders, the number of directors may be less than three but not less than the number of stockholders. The directors of the Corporation shall be elected by the stockholders entitled to vote thereon at each annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify. The term of the directors in office on May 14, 2003 shall expire at the annual meeting of stockholders next occurring after May 14, 2003 or upon the election and qualification of their successors.

     If the proposed Charter Amendment is approved by the stockholders of the Company, the Charter Amendment will become effective upon the filing of the articles of amendment relating thereto with the Maryland State Department of Assessments and Taxation, which will occur as soon as reasonably practicable following such approval. The approval of the Charter Amendment requires the affirmative vote of the holders of two-thirds of all the votes entitled to be cast on the matter.

     THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL TWO. PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THIS PROPOSAL UNLESS INSTRUCTIONS TO WITHHOLD SUCH VOTE OR TO THE CONTRARY ARE GIVEN.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires the Company's officers and directors, and persons who own more than 10% of its Common Stock, to file reports of ownership and changes of ownership with the SEC and the NYSE. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of those forms received by the Company, or written representations from officers and directors that no Forms 5 were required to be filed for the fiscal year ended December 31, 2002, all appropriate Section 16(a) forms were filed in a timely manner, except as described below.

     Form 4s filed for Mrs. Rosenberg on June 3, 2002 and July 6, 2002 reported that Mrs. Rosenberg directly purchased Common Stock through the exercise of certain options. However, Mrs. Rosenberg transferred such options to her spouse and her spouse exercised the options to purchase the respective shares of Common Stock reflected therein. Consequently, 15,000 shares of Common Stock reported as directly owned by Mrs. Rosenberg were in fact indirectly owned by her. Thereafter, Mrs. Rosenberg's spouse reinvested dividends received through the Company's dividend reinvestment plan in October 2002. As a result of these purchases by Mrs. Rosenberg's spouse, the Form 4 filed for Mrs. Rosenberg on November 1, 2002 inadvertently failed to report 240 shares of Common Stock acquired by Mrs. Rosenberg's spouse in this manner. Upon such information becoming known, amended Form 4s were filed for Mrs. Rosenberg on March 28, 2003.

                            INDEPENDENT ACCOUNTANTS

     Ernst & Young LLP served as the Company's independent accountants for the fiscal year ended December 31, 2002. There have been no disagreements between the Company and its independent accountants relating to accounting procedures, financial statement disclosures or related items. Representatives of Ernst & Young LLP are expected to be available at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Under regulations adopted by the SEC, stockholder proposals intended to be presented at the 2004 Meeting must be received by the Secretary of the Company no later than December 2, 2003, in order to be considered for inclusion in the Company's proxy statement and on the proxy card that will be solicited by the Board in connection with the 2004 Meeting.

     In addition, if a stockholder desires to bring business before an Annual Meeting of Stockholders which is not the subject of a proposal for inclusion in the Company's proxy materials, the stockholder must follow the advance notice procedures outlined in the Company's Bylaws. The Company's Bylaws provide that in order for a stockholder to nominate a candidate for election as a director at a meeting or propose business for consideration at such meeting, notice must generally be given to the Secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's meeting. The Meeting is scheduled for May 13, 2003. Therefore, if a stockholder desires to present a proposal for the 2004 Meeting without seeking to include the proposal in the Company's proxy materials, the Company must receive notice of the proposal no earlier than February 8, 2004 and no later than March 9, 2004. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                 OTHER MATTERS

     The Board is not aware of any business which will be presented at the Meeting other than those matters set forth in the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly presented at the Meeting for action, it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment on such matters.

                                          By Order of the Board of Directors

                                          /s/ Ellen Kelleher
                                          Ellen Kelleher
                                          Executive Vice President, General
                                          Counsel
                                          and Secretary

April   , 2003
Chicago, Illinois

                       MANUFACTURED HOME COMMUNITIES, INC.
          TWO NORTH RIVERSIDE PLAZA, SUITE 800, CHICAGO, ILLINOIS 60606
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned stockholder of Manufactured Home Communities, Inc., a Maryland corporation (the "Company"), hereby appoints SAMUEL ZELL and HOWARD WALKER, or either of them, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 13, 2003, at 10:00 a.m. Central time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.
     The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" each of the nominees for director and "for" the amendment to the Company's charter to eliminate the current classification of the Board of Directors, as described in the Proxy Statement, and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.


COMMENTS/ADDRESS CHANGE:


---------------------------------------

---------------------------------------

---------------------------------------

---------------------------------------         (Continued and to be signed on
                                                 other side)



-------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o





6564--MANUFACTURED HOME COMMUNITIES, INC.

                       MANUFACTURED HOME COMMUNITIES, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. ELECTION OF DIRECTORS                                      For       Withhold      For All
   Nominees: Howard Walker,                                   All          All         Except
             Donald S. Chisholm, and                          [ ]          [ ]          [ ]
             Thomas E. Dobrowski

Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name in the space provided below:


---------------------------------------------------------


2. CHARTER AMENDMENT                                          For        Against      Abstain
                                                              [ ]          [ ]          [ ]
   To approve an amendment to the Company's
   charter to eliminate the current classification of the
   Board of Directors.

And on any other matter which may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.


I PLAN TO ATTEND THE MEETING                                  [ ]

                        Date
                            -----------------------------

Signature
         ------------------------------------------------

Signature
         ------------------------------------------------


---------------------------------------------------------
NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS
SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR,
ADMINISTRATOR, TRUSTEE, GUARDIAN OR OFFICER, PLEASE GIVE
FULL TITLE UNDER SIGNATURE.





--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o



                             YOUR VOTE IS IMPORTANT.

       PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY
                           IN THE ENCLOSED ENVELOPE.





6564--MANUFACTURED HOME COMMUNITIES, INC.